Exhibit 99.1

Capstead Mortgage Corporation Stockholders Approve Merger with Franklin BSP Realty Trust, Inc.

DALLAS, TX – October 15, 2021 – Capstead Mortgage Corporation (NYSE: CMO) (“Capstead”) announced that at its special meeting of stockholders held today, conducted by means of a virtual meeting held live over the internet, Capstead stockholders approved the merger transaction (the “Merger”) in which Capstead will merge with and into Rodeo Sub I, LLC (“Merger Sub”), a wholly-owned subsidiary of Franklin BSP Realty Trust, Inc. (f/k/a Benefit Street Partners Realty Trust, Inc.) (“FBRT”), pursuant to the previously announced Agreement and Plan of Merger entered into among Capstead, FBRT, Merger Sub and Benefit Street Partners L.L.C., FBRT’s external manager (“BSP”), on July 25, 2021, and amended on September 22, 2021. At the special meeting, approximately 74.19% of Capstead’s outstanding shares of common stock (“Capstead Common Stock”) were voted, with approximately 98.12% of the votes cast in favor of the Capstead merger proposal.

Highlights of the Merger

•	The Merger is expected to close prior to market open on October 19, 2021, subject to customary closing conditions.

•

At the effective time of the Merger, each issued and outstanding share of Capstead Common Stock will be converted into the right to receive (i) from FBRT, 0.3288 newly-issued shares of common stock of FBRT (“FBRT Common Stock”), (ii) from FBRT, cash consideration of $0.21 per share and (iii) from BSP, cash consideration of $0.73 per share. FBRT will pay cash in lieu of any fractional shares of FBRT Common Stock that would otherwise have been received as a result of the Merger.

•

In addition, as a result of the Merger, each outstanding share of Capstead 7.50% Series E Cumulative Redeemable Preferred Stock (“Capstead Series E Preferred Stock”) will be converted into the right to receive one newly-classified share of FBRT 7.50% Series E Cumulative Redeemable Preferred Stock (“FBRT Series E Preferred Stock”).

•

Both Capstead Common Stock and Capstead Series E Preferred Stock are expected to be delisted from trading on the New York Stock Exchange (“NYSE”) after the close of trading on October 18, 2021. FBRT Common Stock and FBRT Series E Preferred Stock are expected to begin trading on the NYSE under the ticker symbols “FBRT” and “FBRT PRE”, respectively, on October 19, 2021.

Forward-Looking Statements

This communication contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “would,” “could,” or words of similar meaning. Such forward-looking statements include or may relate to statements about the benefits of the proposed Merger, the expected timetable for completing the proposed Merger and statements that address operating performance, events or developments that Capstead expects or anticipates will occur in the future. These statements are based on Capstead’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; Capstead can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Capstead’s expectations include, but are not limited to, the risk that the Merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to satisfy the conditions to the consummation of the proposed Merger; risks related to the disruption of management’s attention from ongoing business operations due to the proposed Merger; the availability of suitable investment or disposition opportunities; changes in interest rates; the availability and terms of financing; the impact of the COVID-19 pandemic on the operations and financial condition of Capstead and the industries in which it operates; general financial and economic conditions, which may be affected by government responses to the COVID-19 pandemic; market conditions; legislative and regulatory changes that could adversely affect the business of Capstead; and other factors, including those set forth in the section entitled “Risk Factors” in the proxy statement/prospectus relating to the Merger filed with the Securities and Exchange Commission (“SEC”) on September 7, 2021, as supplemented on September 23, 2021, and October 6, 2021, Capstead’s most recent Annual Report on Form 10-K, as amended, and Quarterly Report on Form 10-Q filed with the SEC, and other reports filed by Capstead with the SEC, copies of which are available on the SEC’s website, www.sec.gov. Forward-looking statements are not guarantees of performance or results and speak only as of the date such statements are made. Except as required by law, Capstead does not undertake any obligation to update or revise any forward-looking statement in this communication, whether to reflect new information, future events, changes in assumptions or circumstances or otherwise.

About Capstead

Formed in 1985 and based in Dallas, Texas, Capstead is a mortgage REIT that earns income from investing in a leveraged portfolio of residential adjustable-rate mortgage pass-through securities, referred to as ARM securities, issued and guaranteed by government-sponsored enterprises, either Fannie Mae or Freddie Mac, or by an agency of the federal government, Ginnie Mae.

Contacts

Investor Relations:

Capstead Mortgage Corporation

Lindsey Crabbe

(214) 874-2339

lcrabbe@capstead.com